Exhibit 5.1

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July 12, 2024

Monogram Technologies Inc.
3913 Todd Lane

Austin, TX 2656

Re:	Monogram Technologies Inc. Offering of units consisting of one share Series D Preferred Stock and one Warrant -- Registration Statement on Form S-3 (File No. 333-279927)

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3, File No. 333-279927 (as amended from time to time prior to the date hereof, the “Registration Statement”), of Monogram Technologies Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the prospectus and prospectus supplement with respect thereto, dated June 14, 2024 and July 9, 2024 (collectively, the “Prospectus”), respectively, in connection with the continuous offering by the Company pursuant to Rule 415 under the Securities Act of up to 4,444,445 units, each unit consisting of (a) one share of the Company’s 8.00% Series D Convertible Cumulative Preferred Stock (the “Series D Preferred Stock”) and (b) one common stock purchase warrant (the “Warrant”) to purchase one share of our common stock, $0.001 par value per share (the “Warrant Shares”). The units will be sold pursuant to that certain Selling Agent Agreement, dated as of July 9, 2024 (the “Selling Agent Agreement”) between the Company and Digital Offering LLC. Each share of the Series D Preferred Stock shall be convertible into one share of common stock of the Company (the “Conversion Shares”), $0.001 par value, in accordance with the terms of the Certificate of Designations as defined below. Dividends on the Series D Preferred Stock may be paid by the Company in cash or in kind in the form of common stock of the Company issued in an amount equal to the closing price of common stock on the last trading day of the most recent fiscal quarter at the Company’s discretion (the “PIK Dividend Shares”) in accordance with the Certificate of Designations.

In arriving at the opinions expressed below, we have examined and relied upon the Registration Statement, the Prospectus, the form of Selling Agent Agreement, the form of Common Stock Purchase Warrant, which will be issued in connection with the Warrant Agency Agreement (the “WAA”), to be entered into by the Company with Equity Stock Transfer, LLC (the “Warrant Agent”), the Company’s Sixth Amended and Restated Certificate of Incorporation, the Certificate Of Designation Of Preferences, Rights And Limitations of 8.00% Series D Convertible Cumulative Preferred Stock as filed with the Secretary of State of the State of Delaware on July 12, 2024 (the “Certificate of Designations”), and the Company’s Amended and Restated Bylaws, each as currently in effect, and the originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and other instruments of the Company and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

Monogram Technologies Inc.

July 12, 2024

In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.              When the Series D Preferred Stock has been issued and delivered in accordance with the Selling Agent Agreement for the consideration provided for therein, such Series D Preferred Stock will be validly issued, fully paid and non-assessable.

2.              The Conversion Shares, issuable by the Company upon conversion of the Series D Preferred Stock, when issued and delivered by the Company in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and non-assessable

3.              The Warrants have been duly authorized by the Company, and when issued and sold in accordance with the Registration Statement the Prospectus, and the terms of the WAA, upon due authorization, execution, and delivery of such agreement by the parties thereto, with payment received by the Company in the manner described in the Selling Agent Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally including, without limitation, fraudulent transfer or fraudulent conveyance laws; (ii) public policy considerations, statutes or court decisions that may limit rights to obtain exculpation, indemnification or contribution (including, without limitation, indemnification regarding violations of the securities laws and indemnification for losses resulting from a judgment for the payment of any amount other than in United States dollars); and (iii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

4.              The Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and assuming sufficient authorized but unissued shares of common stock, $0.001 par value per share, of the Company are available for issuance when the Warrants are exercised, the Warrant Shares, when issued, delivered and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

5.              The PIK Dividend Shares, when issued and delivered by the Company in accordance with the terms of the Certificate of Designations, such shares of common stock, $0.001 par value, will be validly issued, fully paid, and non-assessable.

Monogram Technologies Inc.

July 12, 2024

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A.	The effectiveness of the Registration Statement under the Securities Act will not have been terminated or rescinded.

B.	We render no opinion herein as to matters involving the laws of any jurisdictions other than the Delaware General Corporation Law (the “DGCL”) and the laws of the State of New York. This opinion is limited to the effect of the current state of the DGCL and the laws of the State of New York and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

C.	The Board of Directors of the Company shall have duly established the terms of each such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded.

D.	With regard to opinion paragraphs 3 and 4: (i) our opinion is subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought; (ii) we express no opinion as to any provision of the Warrants that (a) provides for liquidated damages, buy-in damages, monetary penalties, prepayment or make-whole payments or other economic remedies to the extent such provisions may constitute unlawful penalties, (b) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights, (c) restricts non-written modifications and waivers, (d) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy, (e) relates to exclusivity, election or accumulation of rights or remedies, (f) authorizes or validates conclusive or discretionary determinations, or (g) provides that provisions of the Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable; (iii) we express no opinion as to whether a state court outside of the State of Delaware or a federal court of the United States would give effect to the choice of Delaware law provided for in the Warrants; (iv) the WAA is a valid, binding, and enforceable agreement of each party thereto (other than expressly covered above in respect to the Company); and (v) the WAA will be governed by the laws of the State of Delaware.

Monogram Technologies Inc.

July 12, 2024

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Duane Morris LLP